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                                                 Re:    14901 Quorum Drive
                                                        Dallas, Texas

                          FIRST AMENDMENT TO LEASE AGREEMENT


THE STATE OF TEXAS          )
                            )      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS            )

       THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "AMENDMENT") has been executed effective as of (but not necessarily on) the 23rd day of September, 1999, by CARRAMERICA REALTY L.P., a Delaware limited partnership ("LANDLORD") and OBJECTSPACE, INC., a Delaware corporation ("Tenant").

                                  R E C I T A L S:

       A. Landlord and Tenant have heretofor executed that certain Lease Agreement (the "LEASE"), dated as of April, 1997, pursuant to which Tenant leased from Landlord certain premises containing approximately 28,606 rentable square feet (the "ORIGINAL PREMISES") in that certain building known as 14901 Quorum Drive, Dallas, Texas, and more particularly described in the Lease (the "BUILDING"). Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.

       B. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) reduce the original Premises by 8,606 rentable square feet contained in Suite 125 of the Building (the "REDUCED PREMISES"); and
(ii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

       NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                     Article I

                                CERTAIN AMENDMENTS

       SECTION 1.01. REDUCED PREMISES. As of September 23, 1999 (the "REDUCTION DATE"), and subject to the contingencies set forth in this Amendment, the Original Premises will be reduced by 8,606 rentable square feet, representing the square footage contained in Suite 125. The Original Premises, as so reduced, are outlined on EXHIBIT B, page B-1 of the Lease, containing 20,000 rentable square feet in Suite 900 of the Building and are hereinafter referred to as the "PREMISES." Page B-2 of the EXHIBIT B is hereby deleted. As a result, the Premises covered under the Lease will equal approximately 20,000 rentable square feet, representing the sum of the 28,606 rentable square feet included within the Original Premises, less the 8,606 rentable square feet contained within the Reduced Premises. Tenant shall remain liable for all Rent and Additional Rent obligations accruing under the Lease with respect to the Reduced Premises prior to the Reduction Date. Any of Tenant's rights to parking associated with the Reduced Premises (together with any charges therefor) are hereby terminated.


FIRST AMENDMENT TO LEASE AGREEMENT - Page 1 of 3
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       SECTION 1.02.  REMAINING PREMISES.  The Lease as to the Premises will continue in full force and effect in accordance with the terms and conditions set forth in the Lease, except that (a) the monthly Base Rent from October 1, 1999, through March 31, 2003, shall be $34,166.66 per month, payable monthly, in advance, without set off or deduction whatsoever, and (b) Tenant's obligations with respect to Additional Rent shall be reduced proportionately.

       SECTION 1.03 . SURRENDER/VACATE. Except to the extent otherwise agreed to by Valtech (defined below), on or before the Reduction Date, Tenant agrees to vacate and abandon the Reduced Premises and to remove, at Tenant's sole cost, all office equipment and supplies, furniture and other personal property, each to the extent owned by Tenant and located within, and readily removable from, the Reduced Premises. Except to the extent otherwise agreed to by Valtech (defined below), Tenant must deliver the Reduced Premises to Landlord in broom-clean condition and restore and otherwise repair, at Tenant's sole cost, all damage caused to the Reduced Premises as a result of any such removal.

       SECTION 1.04. COMMISSIONS. Landlord and Tenant each represent to the other that no brokers have been or will be involved in this Amendment. Landlord and Tenant hereby indemnify each other from the payment of any commissions resulting from the acts of such party, but not otherwise.

       SECTION 1.05. CONTINGENCY. This Amendment is contingent upon Landlord entering into a lease (the "NEW LEASE") with Valtech Technologies, Inc. ("VALTECH") for the Reduced Premises on terms and conditions acceptable to Landlord, in Landlord's sole discretion, and Landlord obtaining a Guaranty (the "GUARANTY") for such lease obligations from Valtech S.A., in form and substance acceptable to Landlord, in Landlord's sole discretion. If Landlord has not entered into the New Lease by October 1, 1999, and obtained the Guaranty by October 21, 1999, on either such occasion, at Landlord's election, this Amendment shall be null and void, except with respect to the next sentence of this Section 105. In the event that the contingencies are not satisfied within the time periods set forth above, i.e., a New Lease is not entered into and/or Landlord does not receive the Guaranty, Landlord agrees to waive its right to recapture the Reduced Premises if Tenant and Valtech (which Landlord hereby approves as an acceptable subtenant) enter into a sublease of the Reduced Premises on or before October 31, 1999, with an effective date on or before October 31, 1999, in form reasonably acceptable to Landlord and on substantially the terms and conditions currently set forth in the New Lease.

       SECTION 1.06. FURTHER AMENDMENTS. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Tenant's rights with respect to the first (1st) floor First Right of Refusal Space described in EXHIBIT F to the Lease are hereby deleted. Tenant's rights with respect to the seventh (7th) and eighth (8th) floor First Right of Refusal Space shall be retained by Tenant in accordance with EXHIBIT F.

                                     Article II

                                    MISCELLANEOUS

       SECTION 2.01. RATIFICATION. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.


FIRST AMENDMENT TO LEASE AGREEMENT - Page 2 of 3
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       SECTION 2.02. NOTICES. All notices to be delivered to Landlord under the
Lease or otherwise with respect to the Premises shall, unless Landlord otherwise notifies Tenant, be delivered to Landlord in accordance with the Lease at the following addresses:

              CarrAmerica Realty, L.P.
              c/o CarrAmerica Realty Corporation
              15950 N. Dallas Parkway, Suite 300
              Dallas, TX 75248

              with a copy to:

              CarrAmerica Realty Corporation
              1850 K Street, N. W.
              Suite 500
              Washington, D.C. 20006
              Attn.: Lease Administration

       SECTION 2.03. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

       SECTION 2.04. COUNTERPARTS. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

       IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

                                   LANDLORD:

                                   CARRAMERICA REALTY L.P.,
                                   a Delaware limited partnership

                                   By:   CarrAmerica Realty G.P.
                                         Holdings, Inc.,
                                         its general partner

                                         By: /s/ PHILIP L. HAWKINS
                                            ------------------------------------
                                         Print Name:   Philip L. Hawkins
                                                     ---------------------------
                                         Print Title:  Executive Vice President
                                                     ---------------------------

                                   TENANT:

                                   OBJECTSPACE, INC.,
                                   a Delaware corporation

                                   By:   /s/ KENNETH J. OVERTON
                                      ----------------------------------------
                                   Print Name:   Kenneth J. Overton
                                              --------------------------------
                                   Print Title:  VP, Enterprise Solutions
                                               -------------------------------


FIRST AMENDMENT TO LEASE AGREEMENT - Page 3 of 3